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                                                                   EXHIBIT 10.16

                                 STOCK PURCHASE
                                 LOAN AGREEMENT

         This Loan Agreement ("Agreement") is made this 8th day of October, 1999 by and between Radyne ComStream Inc., a New York corporation ("the Company") with principal offices at 3138 East Elwood, Phoenix, Arizona, 84034 and Steve Eymann, (the "Employee") whose address is, 11810 S. Warpaint Dr., Phoenix, Arizona 85004.

         WHEREAS the Board of Directors of the Company has determined that the Company shall lend to the Employee that certain amount as stated elsewhere herein for the sole purpose of purchasing stock of the Company represented by stock options the Company has previously granted to the Employee; and

         WHEREAS the Company's Board of Directors intends that the Company forgive the loan made to the Employee, one-half of which will be forgiven on the first anniversary of the loan and the other half of which shall be forgiven on the second anniversary of the loan; and

         WHEREAS the Company's Board of Directors intends that the loan, the interest thereon and its forgiveness shall be without expense to the Employee from the burden of federal, FICA/MEDICARE or state taxation

         NOW, THEREFORE the parties agree and covenant as follows;

                                        I

                                   COMMITMENT

         Subject to the terms and conditions of the Agreement, the Company agrees to lend to the Employee as of the date first stated above, the amount of One Hundred Thousand dollars ($100,000.00) (hereinafter the "Loan"). The entire proceeds of the loan shall be used for the sole purpose of the Employee to exercise and purchase Company stock represented by stock options currently available for exercise by the Employee. Such proceeds shall be used to pay only the portion of the exercise price of the options that is in excess of the sum of the par value of the underlying shares ($.002 per share) and the amount of any cash bonus payable to the Employee pursuant to the terms of the options.

                                       II

                            NOTE EVIDENCING THE LOAN

         The Loan shall be evidenced by a promissory note (the "Note") showing the date of making the note being the same date as first appears above. The note shall be in a form that is acceptable to both the Company and the Employee. The Note shall reference




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the Agreement. The Note shall be payable to the Company in the principal amount of One Hundred Thousand dollars ($100,000.00).

                                       III

                            INTEREST AND TERM OF LOAN

         The unpaid principal amount from time to time outstanding shall bear interest at the rate of five Percent per annum, (5%). The term of the Loan ("Term") shall be Two (2) years commencing on the date first stated above.

                                       IV

                        REPAYMENT AND FORGIVENESS OF LOAN

         The Company and the Employee agree that, conditioned on the continuous employment by the Company of the Employee, the Company shall forgive repayment of One-Half (1/2) of the Loan amount, along with the accrued interest to that date, on the first anniversary of the date of the Note and One-Half (1/2), along with all remaining accrued interest, at the end of the Term. The Company agrees that the Company will provide the Employee with additional compensation at the time of such forgiveness to cover Employee's net federal and state income tax liability on the amount (including interest) forgiven and the amount of such additional compensation.

                                        V

                  LOAN AGREEMENT IS NOT AN EMPLOYMENT CONTRACT

               The Company and the Employee acknowledge and agree that the parties do not intend the Agreement in any way to be construed as an employment agreement. However, should the employee at any time during the Term voluntarily sever the employment relationship with the Company or should the Company sever the employment relationship with the Employee for cause, any portion of the Loan (including interest) not yet forgiven shall become immediately due and payable. Termination for cause shall be limited to situations where the Employee is convicted of a felony or a crime involving moral turpitude, is grossly negligent in the performance of his duties as the Company's [president and chief executive officer] [executive vice president and chief technical officer] [vice president, finance and chief financial officer], persistently and willfully fails or refuses to perform such duties, or knowingly engages in wrongful misconduct resulting in substantial damage to the Company. The termination of the Employee's employment at will due to the death, mental or physical disability of the Employee shall not be deemed voluntary termination under the Agreement.




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                                       VI

                           COVENANT OF NON-COMPETITION

         In consideration of the Company's covenants set forth in Article IV of this Agreement, the Employee hereby confirms his obligations set forth in the employment agreement between him and the Company, dated February 1, 1995 (the so-called Radyne Termsheet), including but not limited to his covenant (whether or not a separate non-competition agreement has been executed as required by Paragraph 4 of such employment agreement) to refrain from ownership of, operation of, or employment (as an employee, consultant, independent contractor or otherwise) by, any entity or business that competes with the Company, during the two-year period commencing on the date on which his employment by the Company is terminated either involuntarily for cause or voluntarily, in either case within the meaning of Article V of this Agreement. This covenant may be enforced by the Company via injunctive relief and/or an action for damages.

                                       VII

                             TIME IS OF THE ESSENCE

         Time is of the essence of the Agreement.

                                      VIII

                              ADDITIONAL DOCUMENTS

         Each party shall execute, acknowledge and deliver such additional documents, writings of assurances as the other may periodically require so as to give full force and effect to the terms and provisions of the Agreement.

                                       IX

         The terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                        X

                                  COUNTERPARTS

         The Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.




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                                       XI

                                ENTIRE AGREEMENT

         This instrument contains the entire agreement of the parties and no previous representations, inducements, promises of agreements, oral or otherwise, shall be of any force or effect. No change or modification to the Agreement shall be valid and enforceable unless the same is in writing and signed by the party against whom such change or modification is sought to be enforced.


                                       XII

                                 APPLICABLE LAW

         The Agreement shall be governed by the laws of the State of Arizona. The parties agree that the venue of any and all litigation that may arise concerning the Agreement shall be limited to Maricopa County, State of Arizona.

         In witness whereof, this agreement has been signed by the Employee and the Company effective as of the date first appearing above.


         The Company                              Employee
         Radyne ComStream Inc.
         By: /s/ Garry Kline                     /s/ Steven W. Eymann
             --------------------------          --------------------
         Its: Vice President of Finance